UNITES STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2014

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-35629 (Commission File Number)	45-5538095 (IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441 (Address of principal executive offices, including ZIP code)

(763) 852-2988 (Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On October 28, 2014, Tile Shop Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the three and nine months ended September 30, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2014, the Company announced that its founder and Chief Executive Officer, Robert Rucker, will retire as Chief Executive Officer effective January 1, 2015, although Mr. Rucker will remain a member of the Board of Directors and will remain with the Company full time until August 1, 2015 as an advisor.

In conjunction with Mr. Rucker’s retirement, the Board of Directors appointed the Company’s Chief Operating Officer, Chris Homeister, age 45, to the position of Chief Executive Officer, also effective January 1, 2015.  The Board also appointed Mr. Homeister to the Board effective January 1, 2015. Mr. Homeister joined the Company as Chief Operating Officer on October 1, 2013. Prior to his appointment as Chief Operating Officer of the Company, Mr. Homeister was Chief Executive Officer and Founder of Homeister Ventures LLC, a provider of consulting services for private equity, venture capital, retail, and consumer electronics firms. Prior thereto, from June 2009 through April 2012, Mr. Homeister served as Senior Vice President and General Manager of Best Buy Co., Inc.’s Entertainment Business Group, where he was responsible for all elements and the management of the Entertainment Business Group. From April 2005 through May 2009, he held various roles at Best Buy, including Senior Vice President of Digital Merchandising and Strategic Planning; Vice President of Merchandising, Mobile Electronics and Computing; and Senior Director of Business Team Finance. Prior to Best Buy, Mr. Homeister held management positions at Gateway, Inc. and Amoco Oil Company. Mr. Homeister earned an M.B.A. from the University of Notre Dame and a Bachelor of Business Administration degree in Finance from the University of Iowa.

In connection with his promotion and effective January 1, 2015, Mr. Homeister’s annual base salary will increase to $400,000 and he will be eligible to receive an annual cash bonus equal to 75% of his base salary, with possible payment of between 0% and 150% of such amount based on performance versus budgeted objectives as approved by the Board of Directors. The Board also intends to grant Mr. Homeister stock options to purchase 150,000 shares of the Company’s common stock pursuant to the Company’s 2012 Omnibus Award Plan. The stock options will be granted effective January 1, 2015, will be exercisable at 100% of the fair market value of the Company’s common stock on the effective date of grant, will vest in equal installments over a five year period beginning on January 1, 2016, and will expire seven years from the date of the grant. All other aspects of the Employment Agreement between the Company and Mr. Homeister, effective October 1, 2013, remain unchanged.

Mr. Homeister was not appointed pursuant to any arrangement or understanding with any person, and Mr. Homeister does not have any family relationships with any directors or executive officers of the Company. Neither Mr. Homeister nor any member of his immediate family has been a party to any transaction with the Company during the Company’s prior fiscal year or current fiscal year, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Item 8.01     Other Events.

On October 28, 2014, the Company issued a press release announcing the retirement of Mr. Rucker and the promotion of Mr. Homeister to the position of the Company’s Chief Executive Officer. A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1      Press Release of Tile Shop Holdings, Inc., dated October 28, 2014.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.

By /s/ Kirk Geadelmann
Date: October 28, 2014	Name: Kirk Geadelmann
Title: Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

TILE SHOP HOLDINGS, INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
October 28, 2014	001-35629

Exhibit No.	Item

99.1	Press Release of Tile Shop Holdings, Inc., dated October 28, 2014.